UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 21, 2010
ValueVision Media, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota	55344-3433

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 952-943-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On September 21, 2010, the Board of Directors of ValueVision Media, Inc., (the “Company”), approved a form of indemnification agreement (the “Indemnification Agreement”) for each of its directors and officers. Pursuant to this authorization, the Company is entering into a separate Indemnification Agreement with each of its directors and officers. The Company may from time to time enter into additional indemnification agreements with future directors and officers of the Company.
Under each Indemnification Agreement, the Company has agreed to indemnify each director and officer who is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitration or investigative, in connection with his or her service to the Company, against all losses, claims, damages, expenses (including attorneys’ fees), and liabilities reasonably incurred by such person in connection with the proceeding. The Company believes that the Indemnification Agreements are necessary to provide directors and officers increased certainty of such protection in the future and to attract and retain qualified persons to serve in such positions. The description of the Indemnification Agreements set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement filed as Exhibit 10.1 hereto, and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 21, 2010, the Board of Directors of the Company adopted amendments to the Company’s Amended and Restated By-Laws (as amended, the “By-Laws”). The amendments to the By-Laws were effective immediately upon adoption. The amendments add advance notice provisions to the By-Laws and make certain other changes as described below. These amendments are intended to modernize certain corporate governance provisions to make them consistent with those of many public companies, to help ensure orderly business at shareholder meetings and to improve the information required to be provided to all shareholders and to the Board of Directors about proposals and director nominees and about the relevant holdings and interests of the shareholders who make the proposals and nominations. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, filed as Exhibit 3.1 hereto and incorporated herein by reference.
Shareholder Business Proposals (Other Than Director Nominations) at Annual Meetings
The amendments added Article 3.2 of the By-Laws, which sets forth procedures for shareholders to submit business proposals before an annual meeting of shareholders. Article 3.2(a) of the By-Laws provides that the exclusive means for a shareholder to submit a business proposal before an annual meeting is in accordance with the provisions of Article 3.2. Article 3.2(b) requires that a shareholder submit to the Company advance written notice of such a business proposal not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting, provided that where the scheduled date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the shareholder’s notice must instead be received by the Company not later than the 90th day prior to such meeting or, if later, the tenth day following the day on which public disclosure of the date of the meeting is first made.
Article 3.2(c) provides for a shareholder making a business proposal to (i) provide a reasonably brief description of the proposal, the reasons therefor and any material interest in such business of each proposing person (as defined in Article 3.2) and (ii) provide certain information with respect to any proposing person, including information regarding holdings of Company stock, derivative instruments or short interests in Company stock, relevant agreements or arrangements in connection with the proposal, information that would be required to be included in certain filings required to be made with the Securities and Exchange Commission in connection with solicitation of proxies or consents, and the other information described in Article 3.2(c). Article 3.2(d) sets forth requirements for such shareholders to update and supplement the notice so that the information is true and correct as of the applicable dates.
Article 3.2(f) provides that the advance notice provisions of the By-Laws will have no effect on the ability of a shareholder to request inclusion of a business proposal in the Company’s annual proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Procedures for Special Meetings of Shareholders
The amendments added Article 3.3 of the By-Laws, which amends the procedures previously set forth for special meetings and additionally sets forth procedures for shareholders to submit business proposals before a special meeting. Article 3.3 has been amended to clarify that the officers authorized to call a special meeting include the Chief Executive Officer, or, in the absence of the Chief Executive Officer, by a vice president or the Chief Financial Officer. The Board of Directors or any two members thereof continue to have the ability to call a special meeting. As before the amendments, except as otherwise provided in the articles of incorporation, in most cases special meetings may also be called by one or more shareholders holding ten percent or more of the issued and outstanding voting shares of the Company by delivering to the Chief Executive Officer or Chief Financial Officer a written demand for a special meeting, which demand shall state the purposes of such meeting. However, Article 3.3(a) has been amended to provide that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by twenty-five percent or more of the issued and outstanding voting shares of the Company. In addition, Article 3.3(c) provides certain additional requirements for written demands by shareholders.
Article 3.3(b) provides requirements for shareholders that desire to submit a business proposal before a special meeting. Such shareholders much satisfy the requirements of Article 3.3(b), including providing notice within the time periods specified in that Article. The notice must include information similar to that described above with respect to annual meetings.
Amendments Relating to Director Nominations at Annual and Special Meetings
Article 4.3(a) provides that the exclusive means for a shareholder to submit proposals for the nomination of directors before a meeting of shareholders is in accordance with the provisions of Article 4.3, except as otherwise provided in the articles of incorporation. Article 4.3(b) requires that a shareholder submit to the Company advance written notice of a director nomination proposed to be brought before a meeting, in the case of an annual meeting, that is timely within the requirements described above for a business proposal before an annual meeting. To be timely in the case of a special meeting at which directors are to be elected pursuant to the Company’s notice of the meeting and subject to certain exceptions, notice must be submitted not more than 120 days before the date of the meeting and not later than the 90th day prior to the meeting date or, if later, ten days after the date on which public disclosure of the date of such special meeting is made.
Article 4.3(c) requires that the nominating shareholder provide information about each nominating person (as defined in Article 4.3(c)) equivalent to the information required to be supplied by proposing persons with respect to submission of business proposals at annual meetings as described above. In addition, such information and other specified information described in Article 4.3(c) must be provided for each person whom a nominating person proposes to nominate for election as a director.

Shareholder Nominations or Proposals for 2011 Annual Meeting
As a result of the amendments to the By-Laws, in order for a shareholder to nominate a director or submit other business at the Company’s 2011 annual shareholders meeting (without such business being included in the Company’s 2011 proxy materials pursuant to Rule 14a-8), a shareholder must comply with the new advance notice provisions described above, including without limitation providing written notice of such nomination or other business to the Company’s Secretary no earlier than the close of business on January 14, 2011 and no later than the close of business on February 13, 2011. Shareholders wishing to include a shareholder proposal in the Company’s 2011 proxy materials are required to comply with Rule 14a-8. Shareholders wishing to include director nominees in the Company’s 2011 proxy materials are required to satisfy the requirements of Rule 14a-11 under the Exchange Act, which will become effective in November 2010.
Other Amendments to By-Laws
The By-Laws were also amended to add, modify or clarify procedures with respect to: required plurality vote for election of directors (Article 3.5); acceptable methods of delivery and waiver of notice of shareholders meetings (Article 3.6); shareholders meetings by remote communications (Article 3.12); length of terms of directors (Article 4.4); notice of directors meetings by electronic communications (Article 4.7) and conducting directors meetings by remote communications (Article 4.8).
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws, as amended through September 21, 2010

10.1	Form of Indemnification Agreements with Directors and Officers of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.
September 27, 2010	By:	/s/ Nathan E. Fagre
		Name:	Nathan E. Fagre
		Title:	SVP and General Counsel

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